Exhibit 21
PREFORMED LINE PRODUCTS COMPANY
SUBSIDIARIES
International Subsidiaries:
Argentina
PLP Argentina SRL
Buenos Aires, Argentina
Australia
Preformed Line Products (Australia) Pty Ltd.
Sydney, Australia
Austria
PLP SubCon GmbH
Dornbirn, Austria
Brazil
PLP Produtos Para Linhas Preformados Ltda.
Sao Paulo, Brazil

Maxxweld Conectores Eletricos Ltda.
Curitiba, Brazil

J.A.P. Indústria de Materiais para Telefonia Ltda
Pedreira, Brazil
Canada
PLP Canada Ltd.
Lachine, Quebec, Canada
China
Beijing PLP Conductor Line Products Co., Ltd.
Beijing, China

PLP Line Products Ltd.
Tianjin, China

Colombia
PLP Colombia S.A.S.
Medellin, Colombia

Czech Republic
MICOS Telecom s.r.o.
Prostějov, Czech Republic
France
Preformed Line Products (France) SAS
Paris, France

India
PLP India Private Limited
Mumbai, Maharashtra, India
Indonesia
PT Preformed Line Products Indonesia
Bekasi, Indonesia
Malaysia
Preformed Line Products (Malaysia) Sdn. Bhd
Selangor, Malaysia
Mexico
Preformados de Mexico S.A. de C.V.
Queretaro, Mexico

Delta Conectores, S.A. de C.V.
Aguascalientas, Mexico
New Zealand
Electropar Ltd.
Auckland, New Zealand
Poland
PLP Poland
Bielsko-Biala, Poland
South Africa
Preformed Line Products (South Africa) Pty. Ltd.
Pietermaritzburg, Natal
Republic of South Africa
Spain
APRESA – PLP Spain, S. A.
Sevilla, Spain
Thailand
Preformed Line Products (Thailand) Ltd.
Bangkok, Thailand
United Kingdom
Preformed Line Products (Great Britain) Ltd.
Andover, Hampshire, England
Vietnam
Preformed Line Products (Vietnam) Ltd.
Ho Chi Minh City, Vietnam